UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 19, 2012

THE ENLIGHTENED GOURMET, INC.

(Exact name of registrant as specified in charter)

Nevada	000-51597	32-0121206
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

236 Centerbrook

Hamden, CT  06518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 823-8865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2012 The Enlightened Gourmet, Inc. (“Company”) entered into an agreement with Calip Dairies, Inc. (“Calip”) of the Bronx, New York to exclusively license the Company’s Absolutely Free Gourmet Ice Cream brand in the United States.  Calip has distributed the Company’s products in the New York Metro market since December, 2007.

Calip is the largest independent ice cream distributor in Metro New York. Calip distributes various brands to varying channels including supermarkets, delicatessens, C -Stores, restaurants, and other types of food service accounts. Among the brands distributed by Calip are Haagen Dazs, Nestlé, Ciao Bella, Talenti and Tofutti. Calip also owns, markets and distributes brands such as Dolly Madison, Sedutto, Schrafft's and Centrone's.  In addition to distributing a number of well established brands, Calip has also helped to successfully launch a number of new brands.

The Company believes that based upon Calip’s experience in distributing both established brands, and launching new brands that sales of the Company’s Absolutely Free Gourmet Ice Cream should increase substantially over time.  In addition to initially selling the ice cream in the Metro New York market, Calip, overtime, intends to retain a national broker network to introduce Absolutely Free Gourmet Ice Cream to the rest of the United States.

Under the terms of the licensing agreement, Calip will pay all of the costs associated with manufacturing the licensed product including ingredients, co-packing fees and packaging. Additionally, Calip will be responsible for paying all costs associated with marketing and promoting the licensed products including all advertising, slotting fees, marketing and promotional costs.  While Calip is not paying any upfront licensing fee, Calip will pay the Company an ongoing fixed percentage of net sales.  Net sales is defined as the sales price at which Calip, or any subsidiary or affiliate, bills its non-subsidiary or non-affiliate customers for licensed product, less any off-invoice promotional allowances. However, net sales does not include any deduction for any advertising & marketing expenses or slotting fees & allowances incurred by Calip.

While the Company’s gross sales will be reduced substantially as a result of this licensing agreement, the Company’s net income and cash flow should increase, since it no longer will be responsible for paying all of the costs associated with making and selling the licensed product.  Historically, these costs have been very destructive to the Company’s balance sheet, as the Company had to either borrow money, or raise additional equity capital which was very dilutive to shareholders.  Therefore, this licensing agreement will significantly reduce the Company’s need to raise additional capital going forward, while maintaining a financial interest in the Absolutely Free brand.  The Company believes that in the long term, licensing the brand is better than selling the brand outright.

The initial term of the licensing agreement is 3 years, and the agreement provides for automatic renewals for subsequent 3 year periods so long as Calip achieves pre-agreed upon annual increases in licensed product sales.  As an additional incentive for paying all of the costs associated with manufacturing the licensed product, as well as paying all slotting fees and expenses and costs associated with marketing and promoting the licensed products, the Company, if the assets related to the ice cream business are ever sold, will pay to Calip a certain percentage of the net proceeds received from any such sale.

Lastly, Calip will be purchasing from the Company, certain raw materials in the Company’s inventory related to manufacturing the licensed product.

Forward-Looking Statements

Any statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by The Enlightened Gourmet that its plans will be achieved. Actual results may differ materially from expected results due to the risks and uncertainties inherent in The Enlightened Gourmet’s business, including, without limitation, risks related to the license agreement between Calip Dairies, Inc. and The Enlightened Gourmet (including Calip Dairies ability to increase market demand and sales of the Company’s products), as well as competition from other ice cream products.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and The Enlightened Gourmet undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Enlightened Gourmet, Inc.

Date: January 23, 2012	By:	/s/ Alexander L. Bozzi, III
	Name:	Alexander L. Bozzi, III
	Title:	President and Chief Executive Officer